Exhibit (2)(d)

UBS MASTER SERIES, INC.

UBS RMA MONEY FUND INC.

UBS RMA TAX-FREE FUND INC.

CERTIFICATE OF VICE PRESIDENT AND ASSISTANT SECRETARY FOR BOARD

RESOLUTIONS APPROVING BYLAW AMENDMENTS

I, Keith A. Weller, Vice President and Assistant Secretary of UBS Master Series, Inc., UBS RMA Money Fund Inc., and UBS RMA Tax-Free Fund Inc. (each a “Fund” and, collectively, the “Funds”), hereby certify that, at a duly convened meeting of the Board of Directors of each Fund held on November 15, 2006, the Board of Directors duly and unanimously approved the following preambles and resolution:

WHEREAS, the Nominating and Corporate Governance Committee of the Board has recommended to the full Board that the Board’s mandatory retirement age be changed from 72 to 74; and

WHEREAS, the Board has accepted the Nominating and Corporate Governance Committee’s recommendation and has determined that it is in the best interest of the Fund to change the Board’s retirement age policy;

NOW, THEREFORE, BE IT

RESOLVED, that pursuant to the relevant section of the Fund’s Restated Bylaws (the “Bylaws”) concerning amendments to the Fund’s Bylaws, Article III, Section 3.16 of the Fund’s Bylaws be, and it hereby is, amended to read as follows:

Section 3.16. Retirement of Directors: Each Director who has attained the age of seventy-four (74) years shall retire from service as a Director on the last day of the month in which he or she attains such age. Notwithstanding anything in this Section, a Director may retire at any time as provided for in the governing instrument of the Corporation.

IN WITNESS WHEREOF, I have signed this certificate as of the 5th day of February, 2007.

UBS MASTER SERIES, INC.
UBS RMA MONEY FUND INC.
UBS RMA TAX-FREE FUND INC.

By:	/s/ Keith A. Weller
Name:	Keith A. Weller
Title:	Vice President and Assistant Secretary

County of New York

State of New York

New York, New York (ss)

Subscribed and sworn before me on this 5th day of February, 2007.

/s/ Susan Sorrentino Carabello
Notary Public

SUSAN SORRENTINO CARABELLO

Notary Public, State of New York

No. 01CA6020933

Qualified in New York County

Commission Expires March 8, 2007